LECROY CORPORATION

                                   $60,000,000

                     4.00% CONVERTIBLE SENIOR NOTES DUE 2026

                               PURCHASE AGREEMENT

                                                               October  5, 2006

COWEN AND COMPANY, LLC
1221 Avenue of the placecountry-regionAmericas
New York, New York 10020

Dear Sirs:

1. INTRODUCTORY. LeCroy Corporation, a Delaware corporation (the "Company"), proposes to sell, pursuant to the terms of this Agreement, to Cowen and Company, LLC (the "Initial Purchaser"), $60,000,000 aggregate principal amount of its 4.00% Convertible Senior Notes due 2026 (the "Firm Securities"). The Company also proposes to sell to the Initial Purchaser, upon the terms and conditions set forth in Section 3 hereof, up to an additional $12,000,000 aggregate principal amount of its 4.00% Convertible Senior Notes due 2026 (the "Optional Securities"). The Firm Securities and the Optional Securities are hereinafter collectively referred to as the "Securities." The Securities are to be issued pursuant to an Indenture to be dated as of October 12, 2006 (the "Indenture") to be entered into by and between the Company and U.S. Bank National Association, as trustee (the "Trustee"). The Securities will be convertible into shares of the Company's common stock (the "Common Stock"), $0.01 par value (the "Underlying Securities").

              The Securities and the Underlying Securities will be offered and sold to the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering circular dated October 3, 2006 (the "Preliminary Offering Circular") and will prepare an Offering Circular dated the date hereof (the "Offering Circular") setting forth information concerning the Company, the Securities and the Underlying Securities. Copies of the Preliminary Offering Circular have been, and copies of the Offering Circular will be, delivered by the Company to the Initial Purchaser pursuant to the terms of this Agreement. Any references herein to the Preliminary Offering Circular, the Time of Sale Information (as defined below) and the Offering Circular shall be deemed to include, as applicable, all amendments and supplements thereto and all documents deemed to be incorporated by reference therein ("Incorporated Documents") that are filed with the Securities and Exchange Commission (the "Commission") subsequent to the date of such Preliminary Offering Circular, Time of Sale Information, Offering Circular, amendment or supplement pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), unless otherwise noted. The Company hereby confirms that it has authorized the use of the Preliminary Offering Circular, the other Time of Sale Information and the Offering Circular in connection with the offering and resale of the Securities and Underlying Securities by the Initial Purchaser in accordance with Section 3.

              At or prior to the time when this Agreement is executed by the parties hereto (the "Applicable Time"), the following information shall have been prepared (collectively, the "Time of Sale Information"): the Preliminary Offering Circular, as supplemented and amended by the written communications listed on Exhibit 1 hereto.

              Holders of the Securities (including the Initial Purchaser and its direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, substantially in the form attached hereto as Annex A (the "Registration Rights Agreement"), pursuant to which the Company will agree to file with the Commission a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement").

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         2.   REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY.   The  Company
represents and warrants to, and agrees with the Initial Purchaser that:

     (a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Information or the Offering Circular conformed at the time of filing, or will conform when so filed, with the Exchange Act and the applicable rule and regulations of the Commission thereunder, and (ii) the (x) Preliminary Offering Circular, as of its date, did not, (y) the Time of Sale Information, as of the Applicable Time, did not, and on the Closing Date (as defined below) will not, and (z) the Offering Circular, as of its date, did not, and (as amended or supplemented in accordance with Sections 4(c) and (d), as applicable) on the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Time of Sale Information or the Offering Circular in reliance upon and in conformity with written information relating to the Initial Purchaser furnished to the Company by or on behalf of the Initial Purchaser specifically for use therein, which information the parties hereto agree is limited to the Initial Purchaser Information (as defined in Section 16). The only information that has been prepared for use in connection with the offering and sale of the Securities and the Underlying Securities at or prior to the Applicable Time is the Time of Sale Information.

     (b) Each of the Time of Sale Information, as of the Applicable Time, and the Offering Circular, as of its date, contains or incorporates by reference all of the information that, if requested by a prospective purchaser of the Securities or Underlying Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchaser's distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Time of Sale Information and the Offering Circular.

     (c) The Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and, assuming the accuracy of the representations and warranties of the Initial Purchaser contained in Section 3 and its compliance with the agreements set forth therein, the issuance and sale of the Securities to the Initial Purchaser and the offer, resale and delivery of the Securities by the Initial Purchaser in the manner contemplated by this Agreement and the Offering Circular, are exempt from the registration requirements under the Securities Act.

     (d) The Company and each of its subsidiaries (as defined in Section 14) have been duly incorporated or otherwise organized, as the case may be, and are validly existing in good standing under the laws of their respective jurisdictions of incorporation or organization, as the case may be, are duly qualified to do business and are in good standing as foreign entities in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business, operations or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). The Company owns or controls, directly or indirectly, only the following corporations, partnerships, limited liability partnerships, limited liability companies, associations or other entities: LeCroy, GmbH, LeCroy Pte. Ltd., LeCroy AB, LeCroy Hong Kong, Ltd., LeCroy Japan Corporation, LeCroy Lightspeed Corporation, LeCroy Korea, Ltd., LeCroy, Ltd., LeCroy, S.A., LeCroy, S.A.R.L., LeCroy, S.R.L., Computer Access Technology Corporation and Catalyst Enterprises, Inc. Except for Catalyst Enterprises, Inc., none of the Company's subsidiaries is either (i) a "significant subsidiary" as defined in Regulation S-X or (ii) material to the Company's business when taken as a whole.

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     (e)  The Company has full right, power and authority to execute and deliver this Agreement, the Registration Rights Agreement, the Indenture and the Securities (collectively, the "Transaction Documents") and to perform its respective obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated by this Agreement and the Indenture have been duly and validly taken.

     (f) The Indenture, when duly executed by the proper officers of the Company and delivered by the Company, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; the Registration Rights Agreement, when duly executed by the proper officers of the Company and delivered by the Company, assuming due authorization, execution and delivery thereof by the Initial Purchaser, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and, except as rights to indemnity and contribution thereunder may be limited by Federal or state securities laws or principles of public policy; the Securities, when duly executed, authenticated, issued and delivered as provided in the Indenture and upon payment and delivery in accordance with this Agreement, will be duly and validly issued and outstanding and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and the Registration Rights Agreement and enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; the Underlying Securities issuable upon conversion of the Securities have been duly and validly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non-assessable and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights; and the Holders of the Registrable Securities (as defined in the Registration Rights Agreement) will be entitled to the benefits of Registration Rights Agreement in accordance with its terms and, except as rights to indemnity and contribution thereunder may be limited by Federal or state securities laws or principles of public policy; and the Indenture, the Registration Rights Agreement, and the Securities conform to the descriptions thereof contained in the Time of Sale Information and the Offering Circular.

     (g) The Company has an authorized capitalization as set forth in the Time of Sale Information and the Offering Circular, and all of the issued shares of capital stock of the Company, have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with federal and state securities laws, and conform to the description thereof contained in the Time of Sale Information and the Offering Circular. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Time of Sale Information (other than subsequent issuances, if any, pursuant to the Company's stock option or other employee benefit plans listed in the Time of Sale Information) or in the Company's filings under the Exchange Act, which have been incorporated by reference in the Time of Sale Information.

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     (h)  All the outstanding shares of capital stock of each subsidiary of the
          Company have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Time of Sale Information, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, or are subject to the Company's right to direct their ownership, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

      (i) The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or accelerate or trigger any consequences under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries that are corporations, or other similar organizational documents of the Company's subsidiaries that are entities other than corporations, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets.

      (j) Except (i) for such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Initial Purchaser and (ii) as expressly required pursuant to the Registration Rights Agreement, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance each of the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby.

      (k) KPMG LLP, who have expressed their opinions on the audited financial statements and related notes and schedules included or incorporated by reference in the Time of Sale Information and the Offering Circular is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder as required by the Securities Act and the Rules and Regulations.

      (l) The financial statements, together with the related notes and schedules, included or incorporated by reference in the Time of Sale Information and the Offering Circular fairly present the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified. Such financial statements and related notes and schedules have been prepared in accordance with placecountry-regionUnited States generally accepted accounting principles ("GAAP") applied on a consistent basis except as disclosed therein. The financial statements, together with the related notes and schedules, included or incorporated by reference in the Time of Sale Information and the Offering Circular comply in all material respects with the Securities Act and the Rules and Regulations thereunder. No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations thereunder to be included, or incorporated by reference in the Time of Sale Information or the Offering Circular.


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      (m) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Information, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information; and, since such date, otherwise than as set forth or contemplated in the Time of Sale Information, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, operations, general affairs, management, prospects, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole.

      (n) Except as set forth in the Time of Sale Information, there is no legal or governmental proceeding pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which is required to be described in the Time of Sale Information or the Offering Circular and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, might have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under the Transaction Documents; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

      (o) Neither the Company nor any of its subsidiaries (i) is in violation of its charter, by-laws or other organizational documents, (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject except, in the case of clauses (ii) and (iii) above, any defaults, events or violations which, singularly or in the aggregate, would not have a Material Adverse Effect.

      (p) The Company and each of its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate state, federal or foreign regulatory agencies or bodies which are necessary for the ownership of their respective properties or the conduct of their respective businesses as described in the Time of Sale Information and the Offering Circular except where any failures to possess or make the same, singularly or in the aggregate, would not have a Material Adverse Effect; and the Company has not received notification of any revocation or modification of any such license, authorization or permit and has no reason to believe that any such license, certificate, authorization or permit will not be renewed.

      (q) Neither the Company nor any of its subsidiaries is or, after giving effect to the offering of the Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Offering Circular, will become an "investment company" within the meaning of the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder.


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      (r) Neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

      (s) The Company and its subsidiaries own or possess the valid right to use all (i) valid and enforceable patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses, trade secret rights ("Intellectual Property Rights") and (ii) inventions, software, works of authorships, trade marks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, "Intellectual Property Assets") necessary to conduct their respective businesses as described in the Time of Sale Information and the Offering Circular of which the Company or its subsidiaries are aware. The Company and its subsidiaries have not received any opinion from their legal counsel concluding that any activities of their respective businesses infringe, misappropriate, or otherwise violate, valid and enforceable Intellectual Property Rights of any other person, and have not received written notice of any challenge, which is to their knowledge still pending, by any other person to the rights of the Company and its subsidiaries with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Company or its subsidiaries. To the knowledge of the Company, the Company and its subsidiaries' respective businesses as now conducted do not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights of any other person. Each of the Company and its subsidiaries has taken reasonable steps to maintain the confidentiality of, and otherwise protect and enforce its rights in, all proprietary information that the Company or its subsidiary holds, or purports to hold, as a trade secret or proprietary confidential information. The Company has duly filed or caused to be filed with the U.S. Patent and Trademark Office (the "PTO") and applicable foreign and international patent authorities all patent applications described in the Time of Sale Information and the Offering Circular and owned by the Company (the "Patent Applications"). In connection with the filing of the Patent Applications at the PTO and in other patent offices around the world, the Company has conducted such investigations of the published literature and patent references as it has deemed appropriate relating to the inventions claimed in the Patent Applications and, to the best of the Company's knowledge, the Company has complied with the PTO's duty of candor and good faith (including the duty to disclose information known to be material to patentability) regarding prosecution of the Patent Applications and made no misrepresentation in violation of that duty in the Patent Applications. Except as set forth in the Time of Sale Information, the Company is not aware of any facts material to a determination of patentability regarding the Patent Applications not called to the attention of the PTO that would preclude the grant of a patent for the Patent Applications, is not aware of any other facts material to the Patent Applications not called to the attention of the PTO per the duty of candor and good faith, and has secured with appropriate legal instruments title to all Patent Applications and other Intellectual Property Rights owned by the Company and its subsidiaries. To the knowledge of the Company, no third party is engaging in any activity that infringes, misappropriates, or violates the Intellectual Property Rights owned, or purported to be owned, by the Company or its subsidiaries, except as described in the Time of Sale Information and except for such activities that, singularly or in the aggregate, would not have a Material Adverse Effect.

      (t) The Company and each of its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects that may result in a Material Adverse Effect.

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      (u) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is imminent which might be expected to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

      (v) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or
          Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in
          Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company or any of its subsidiaries which could have a Material Adverse Effect; each employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan"; and each "pension plan" (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

      (w) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the best of the Company's knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect or not otherwise be required to be disclosed under the Securities Act; there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries have knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect or not otherwise be required to be disclosed under the Securities Act.

      (x) The Company and its subsidiaries each (i) have filed all federal, state, local and foreign tax returns that are required to be filed, and all such returns are true, correct, and complete, (ii) have paid all federal, state, local and foreign taxes for which it is liable, and (iii) do not have any tax deficiency or claims outstanding, assessed or, to the best of the Company's knowledge, proposed against it which could reasonably be expected to have a Material Adverse Effect.

      (y) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as they reasonably deem adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

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      (z) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (aa) The minute books of the Company and each of its subsidiaries relating to meetings held and actions taken by the board of directors (including each board committee) and stockholders of the Company and each of its subsidiaries from January 1, 2003 through the date of the latest meeting and action have been made available to the Initial Purchaser and counsel for the Initial Purchaser, and such books (i) contain a complete summary in all material respects of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company and each of its subsidiaries during such time period, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

     (bb) There is no lease, contract, agreement or document required to be described in the Time of Sale Information and in the Offering Circular which is not described therein as required; and all descriptions of any such leases, contracts, agreements or documents contained in the Time of Sale Information and the Offering Circular are accurate and complete descriptions of such documents in all material respects. Other than as described in the Time of Sale Information, no such lease, contract or agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice or any other knowledge of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

     (cc) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Time of Sale Information and the Offering Circular and which is not so described.

     (dd) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Shelf Registration Statement or otherwise, except for persons and entities who have expressly waived such right or who have been given timely and proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

     (ee) Except as would not have a material impact on the Company, the exercise price of each option issued under the Company's stock option or other employee benefit plans has been no less than the fair market value of a share of Common Stock as determined on the date of grant of such option. All grants of options were validly issued and properly approved by the board of directors of the Company (or a duly authorized committee or subcommittee thereof) in material compliance with all applicable laws and regulations and recorded in the Company's financial statements in accordance with GAAP and, to the Company's knowledge, no such grants involved "back dating," "forward dating" or similar practice with respect to the effective date of grant.

     (ff) On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Securities and to the other transactions related thereto as described in the Time of Sale Information and in the Offering Circular) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the probable liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the sale of the Securities as contemplated by this Agreement, the Time of Sale Information and the Offering Circular, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (iv) the Company is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     (gg) Neither the Company nor any of its subsidiaries own any "margin securities" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a "purpose credit" within the meanings of Regulation T, U or X of the Federal Reserve Board.

     (hh) Except as specifically provided by this Agreement, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

     (ii) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Time of Sale Information and the Offering Circular has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

     (jj) The Company has not received any notice from the Nasdaq Global Market regarding the delisting of the Common Stock from the Nasdaq Global Market.

     (kk) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

     (ll) Neither the Company nor any of its affiliates has, directly or through any agent (other than the Initial Purchaser and its Affiliates, as to whom no representation is made), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act, or
          (ii) engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

     (mm) The Company meets all of the requirements for use of Form S-3 for registering securities under the Securities Act.

     (nn) The Company has established and maintains "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act); the Company's "disclosure controls and procedures" are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Rules and Regulations, and that all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

     (oo) Since the date of the filing of the Company's Annual Report on Form 10-K for the year ended June 30, 2006, the Company's auditors and the audit committee of the board of directors of the Company (or persons fulfilling the equivalent function) have not been advised of (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

     (pp) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the "Sarbanes-Oxley Act") that are currently in effect with respect to the Company and is actively taking steps to ensure that it will be in compliance in all material respects with other applicable provisions of the Sarbanes-Oxley Act not currently in effect with respect to the Company upon and at all times after the effectiveness of such provisions.

     (qq) The Company is in compliance in all material respects with all applicable corporate governance and continued listing requirements set forth in the Nasdaq Marketplace Rules that are currently in effect with respect to the Company and is actively taking steps to ensure that it will be in compliance in all material respects with other applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules not currently in effect with respect to the Company upon and at all times after the effectiveness of such requirements.

     (rr) Neither the Company nor any of its subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law (including the Foreign Corrupt Practices Act of 1977, as amended) or of the character required to be disclosed in the Time of Sale Information or the Offering Circular.

     (ss) There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act, an "Affiliate") and any unconsolidated entity, including, but not limited to, any structure finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company's liquidity or the availability of or requirements for its capital resources required to be described in the Time of Sale Information and the Offering Circular which have not been described as required.

     (tt) There are no outstanding loans, advances (except normal advances for business expense in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or members of their immediate families, except as disclosed in the Time of Sale Information and the Offering Circular.


     3. PURCHASE CITYPLACESALE AND DELIVERY OF OFFERED SECURITIES.

          (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, at a purchase price of 96.5% of the principal amount thereof (the "Purchase Price"), plus accrued interest, if any, to the Closing Date, $60,000,000 aggregate principal amount of Firm Securities. The Company shall not be obligated to deliver any of the Firm Securities except upon payment for all the Firm Securities to be purchased as provided herein.

          Delivery of and payment for the Firm Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Suite 1100, Palo Alto, California 94301, or at such other place as shall be agreed upon by the Initial Purchaser and the Company, at 10:00 A.M., New York City time, on October 12, 2006, or at such other date or time as shall be agreed upon by the Initial Purchaser and the Company (such date and time being referred to herein as the "First Closing Date").

          The Initial Purchaser may purchase at the Purchase Price, plus accrued interest, if any, from the Closing Date to the Option Closing Date (as defined below), from the Company up to all of the Optional Securities for the purpose of covering over-allotments, if any, in connection with the distribution and resale of Firm Securities. The option granted hereby may be exercised in whole or in part, and from time to time, at any time or times by written notice from the Initial Purchaser of each such election to exercise this option not later than 5:00 P.M., New York City time on November 8, 2006 (each, an
          "Exercise Notice"). Each Exercise Notice shall specify the principal amount of Optional Securities to be purchased and the date on which such Option Securities are to be purchased (each, an "Option Closing Date"), provided, however, that in no event shall any Option Closing Date be later than November 11, 2006. (The Option Closing Dates and the First Closing Date are herein collectively referred to as the "Closing Dates.") Each Option Closing Date must be at least two business days after the Exercise Notice is given, unless a shorter time is approved by the Company. No Optional Securities shall be sold and delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right of the Initial Purchaser to purchase the Option Securities available to the Initial Purchaser or any portion thereof may be surrendered and terminated at any time upon notice by the Initial Purchaser to the Company.

          Delivery of and payment for the Optional Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Suite 1100, Palo Alto, California 94301, or at such other place as shall be agreed upon by the Initial Purchaser and the Company, at 10:00 A.M., New York City time, on the Option Closing Date.

          The Securities to be purchased by the Initial Purchaser hereunder and sold to "qualified institutional buyers" as defined in Rule 144A under the Securities Act ("Qualified Institutional Buyers") shall be represented by one or more global securities (the "Global Securities") in book-entry form which will be deposited by or on behalf of the Company with the Trustee, as custodian for The Depository Trust Company ("DTC"). The Global Securities will be registered in the name of Cede & Co. as nominee for DTC, and in the other cases, in such names and in such denominations as the Initial Purchaser shall request no later than on full business day prior to the applicable Closing Date. On each Closing Date, the Company shall deliver or cause to be delivered the Securities to the Initial Purchaser against payment to or upon the order of the Company of the purchase price by wire transfer payable in federal (same day) funds by causing The Depository Trust Company to credit the Securities to the account of the Initial Purchaser at The Depository Trust Company. The Company shall make the certificates representing the Securities available for inspection by the Initial Purchaser at least twenty-four hours prior to the Closing Date. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Initial Purchaser hereunder.

      (b) The Initial Purchaser has advised the Company that it proposes to offer the Securities for resale upon the terms and subject to the conditions set forth herein and in the Offering Circular. The Initial Purchaser, represents and warrants to, and agrees with, the Company that (i) it is purchasing the Securities pursuant to a private sale exempt from registration under the Securities Act, (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (iii) it has solicited and will solicit offers for the Securities only from, and has offered or sold and will offer, sell or deliver the Securities, as part of its initial offering, only to persons whom it reasonably believes to be Qualified Institutional Buyers, or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and in each case, in transactions in accordance with Rule 144A. The Initial Purchaser has advised the Company that it will offer the Securities at a price initially equal to at least 95% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Securities. Such price may be changed by the Initial Purchaser at any time thereafter without notice. In addition to the foregoing, the Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Sections 6(d) and (e), counsel for the Company and for the Initial Purchaser, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchaser and their compliance with their agreements contained in this
          Section 3, and the Initial Purchaser hereby consents to such reliance.

      (c) The Company acknowledges and agrees that the Initial Purchaser may sell Securities to any of its Affiliate and that any such Affiliate may sell Securities purchased by it to the Initial Purchaser.


          4. FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the Initial Purchaser:

      (a) To notify the Initial Purchaser promptly and, if requested, confirm such notification in writing, of the happening of any event which makes any statement of a material fact made in the Offering Circular untrue or which requires the making of any additions to or changes in the Offering Circular (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; to advise the Initial Purchaser promptly after obtaining knowledge of any order preventing or suspending the use of the Time of Sale Information or the Offering Circular, of any suspension of the qualification of the Securities for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use its best efforts to prevent the issuance of any such order preventing or suspending the use of the Time of Sale Information or the Offering Circular or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time.

      (b) To furnish promptly to the Initial Purchaser and counsel for the Initial Purchaser, without charge, as many copies of the Preliminary Offering Circular, other Time of Sale Information and the Offering Circular (and any amendments or supplements thereto) and any document incorporated by reference in the Time of Sale Information or the Offering Circular as may be reasonably requested.

      (c) Prior to making any amendment or supplement to the Offering Circular, to promptly furnish a copy thereof to the Initial Purchaser and counsel for the Initial Purchaser and not to effect any such amendment or supplement to which the Initial Purchaser shall reasonably object by notice to the Company after a reasonable period to review. The Company will not amend or supplement the Time of Sale Information after the Applicable Time.

      (d) If, at any time prior to completion of the resale of the Securities by the Initial Purchaser, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchaser or counsel for the Company, to amend or supplement the Offering Circular in order that the Offering Circular will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Circular to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Circular, as so amended or supplemented, will comply with applicable law.

      (e) For so long as the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to and in compliance with Section 13 or 15(d) of the Exchange Act (the foregoing agreement being for the benefit of the holders from time to time of the Securities and prospective purchasers of the Securities designated by such holders).

      (f) To promptly take from time to time such actions as the Initial Purchaser may reasonably request to qualify Securities for offering and sale under the securities or Blue Sky laws of such jurisdiction as the Initial Purchaser may designate; and to continue such qualifications in effect for so long as required for the distribution of the Securities; provided that the Company shall not be obligated to qualify as foreign corporations in any jurisdiction in which it is not now so qualified, or to file a general consent to service of process in any jurisdiction.

      (g) Until the earlier of five years after the Closing Date or the first date at which the Securities are no longer outstanding, to deliver to the Initial Purchaser, (i) as soon as they are available, copies of all reports or other communications furnished to stockholders which are not available on EDGAR and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission pursuant to the Exchange Act or any national securities exchange or automatic quotation system on which the Securities or any class of securities of the Company are listed or quoted which are not available on EDGAR.

      (h) During the period beginning on and including the date of this Agreement through and including the date that is the 90th day after this Agreement (the "Lock-Up Period"), without the prior written consent of the Initial Purchaser, not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, and will not file a registration statement under the Securities Act in connection with any transaction by the Company or any person that is prohibited pursuant to the foregoing, other than (i) the Company's sale of the Securities hereunder, (ii) the issuance of shares pursuant to the Company's employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights, (iii) the filing of the Shelf Registration Statement pursuant to the Registration Rights Agreement, (iv) the filing of any registration statement on Form S-8 to register shares of Common Stock reserved for issuance under the Company's equity compensation plans; provided, that in the case of this clause (iv), the holders of such shares of Common Stock agree in writing not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, such shares of Common Stock, without the prior written consent of the Initial Purchaser, during the Lock-Up Period, (v) the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date of this Agreement; and (vi) the filing of a universal shelf registration statement (but not the filing of any prospectus relating to a specific take-down thereunder) to register the Company's Common Stock, preferred stock, debt securities, warrants and units, provided that such universal shelf registration statement is filed on or after the 31st day following the date of this Agreement and after the date of the filing of the Shelf Registration Statement. The Company will cause each officer and director listed in Annex B to furnish to each Initial Purchaser, prior to the Closing Date, a letter, substantially in the form of Annex C hereto, pursuant to which each such person shall agree not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock during the Lock-Up Period, without the prior written consent of the Initial Purchaser. The Company hereby agrees that (i) if it issues an earnings release or material news or a material event relating to the Company occurs during the last seventeen (17) days of the Lock-Up Period, or (ii) if prior to the expiration of the Lock-Up Period, the Company announces that it will release earning results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, the Lock-Up Period shall be extended and the restrictions imposed by this paragraph (h) shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

      (i) To assist the Initial Purchaser in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through DTC.

      (j) Not to, and to cause its Affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require registration under the Securities Act of the sale of the Securities to the Initial Purchaser or of the subsequent sale to Qualified Institutional Buyers.

      (k) Except following the effectiveness of the Shelf Registration Statement, not to, and to cause its Affiliates not to, and not to authorize or knowingly permit any person acting on their behalf to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Securities as contemplated by this Agreement and the Offering Circular.

      (l) During the period from the Closing Date until two years after the Closing Date, without the prior written consent of the Initial Purchaser, not to, and not permit any of its Affiliates to, resell any of the Securities that have been reacquired by them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

      (m) Prior to the Closing Date, to furnish to the Initial Purchaser, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Offering Circular.

      (n) Prior to the Closing Date, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Initial Purchaser are notified), without the prior written consent of the Initial Purchaser, unless in the judgment of the Company and its counsel, and after notification to the Initial Purchaser, such press release or communication is required by law.

      (o) In connection with the offering of the Securities, until the Initial Purchaser shall have notified the Company of the completion of the resale of the Securities, the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange
          Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and the Company will not and will cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities.

      (p) Before using, authorizing, approving or referring to any written communication (as defined in the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities (other than the Time of Sale Information and the Offering Circular), the Company will furnish to the Initial Purchaser and counsel for the Initial Purchaser a copy of such written communication for review and will not use, authorize, approve or refer to any such written communication to which the Initial Purchaser reasonably objects.

      (q) Not to take any action prior to the Closing Date which would require the offering to be amended or supplemented pursuant to Section 4(d).

      (r) To comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the Nasdaq Global Market listing standards in effect from time to time.

      (s) To apply the net proceeds from the sale of the Securities as set forth in the Time of Sale Information and the Offering Circular under the heading "Use of Proceeds."

      (t) That the Company will not, for so long as the Securities are outstanding, be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and will not be or become, or be or become owned by, a closed-end investment company required to be registered, but not registered thereunder.

      (u) In connection with the offering of the Securities, to make its officers, employees, independent accountants and legal counsel available upon reasonable request by the Initial Purchaser.

      (v) To not take any action prior to the execution and delivery of the Indenture which, if taken after such execution and delivery, would have violated any of the covenants contained in the Indenture.


          5. PAYMENT OF EXPENSES. The Company agrees with the Initial Purchaser to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any stamp or transfer taxes payable in that connection; (b) the costs incident to the preparation, printing and distribution of the Preliminary Offering Circular, any other Time of Sale Information, the Offering Circular and any amendments, supplements and exhibits thereto, and the costs of printing, reproducing and distributing the applicable Transaction

Documents by mail or other means of communications; (c) all expenses incurred in connection with the application for quotation of the securities on The PORTAL Market and the approval of the securities for book-entry transfer by the Depository Trust Company; (d) any applicable listing or other fees; (e) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(f) and of preparing, printing and distributing Blue Sky Memoranda and Legal Investment Surveys (including related fees and expenses of counsel to the Initial Purchaser); (f) all fees and expenses of the Trustee or any agent thereof; (g) any fees charged by securities rating services for rating the Securities; and (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company's counsel and the Company's independent accountants); provided that, except as otherwise provided in this Section 5 and in Section 9, the Initial Purchaser shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Securities which they may sell.

          6. CONDITIONS OF INITIAL PURCHASER'S OBLIGATIONS. The respective obligations of the Initial Purchaser hereunder are subject to the accuracy, in all material respects, when made and on the Closing Date, of the representations and warranties of the Company contained herein, to the accuracy, in all material respects, of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance, in all material respects, by the Company of its obligations hereunder to be performed on or prior to the Closing Date (except that any such representation, warranty, statement or obligation, as the case may be, which is qualified by materiality or Material Adverse Effect shall be accurate or shall be performed, as the case may be, in all respects), and to each of the following additional terms and conditions:

      (a) The Offering Circular (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchaser as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchaser may agree; and no stop order suspending the sale of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

      (b) The Initial Purchaser shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Offering Circular or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Initial Purchaser, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

      (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents, the Time of Sale Information, the Offering Circular and the legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchaser, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

      (d) (i) Fish & Richardson PC shall have furnished to the Initial Purchaser such counsel's written opinion, as counsel to the Company, addressed to the Initial Purchaser and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser, to the effect set forth in Annex D and (ii) Frommer Lawrence & Haug LLP shall have furnished to the Initial Purchaser such counsel's written opinion, as patent counsel to the Company, addressed to the Initial Purchaser and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser, to the effect set forth in Annex E.

      (e) The Initial Purchaser shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Initial Purchaser, dated the Closing Date, with respect to such matters as the Initial Purchaser may reasonably require, and the Company shall have furnished to each such counsel such documents as they request for enabling them to pass upon such matters.

      (f) At the time of the execution of this Agreement, the Initial Purchaser shall have received from KPMG LLP letters, addressed to the Initial Purchaser and dated the date of this Agreement, in form and substance satisfactory to the Initial Purchaser (i) confirming that they are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the applicable rules and regulations adopted by the SEC, (ii) stating that, in their opinion, the consolidated financial statements of the Company and its subsidiaries audited by them and incorporated by reference in the Time of Sale Information and the Offering Circular comply as to form in all material respects with the applicable sections of Regulation S-X and
          (iii) stating the conclusions and findings of such firm with respect to the financial statements and certain financial information contained in the Preliminary Offering Circular, the other Time of Sale Information (if any) and the Offering Circular.

      (g) On the Closing Date, the Initial Purchaser shall have received a letter (the "bring-down letter") from KPMG LLP, addressed to the Initial Purchaser and dated the Closing Date, in form and substance satisfactory to the Initial Purchaser confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Circular as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letters delivered to the Initial Purchaser concurrently with the execution of this Agreement relating to the Preliminary Offering Circular, the other Time of Sale Information (if any) and the Offering Circular pursuant to Section 6(f).

      (h) The Company shall have furnished to the Initial Purchaser a certificate, dated the Closing Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that (i) such officers have carefully examined each of the Time of Sale Information and the Offering Circular and, in their opinion, neither the Time of Sale Information, as of the Applicable Time, and the Offering Circular, as of its date, included any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, (ii) to their knowledge after reasonable investigation and examination of the Offering Circular, since the Applicable Time, no event has occurred which should have been set forth in a supplement or amendment to the Offering Circular, (iii) to their knowledge after reasonable investigation and examination of the Offering Circular, as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct in all material respects, and the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date (except that any such representation, warranty, agreement or condition, as the case may be, which is qualified by materiality or Material Adverse Effect shall be true and correct, shall be complied with or shall be satisfied, as the case may be, in all respects), and (iv) subsequent to the date of the most recent financial statements included in the Time of Sale Information, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiaries, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, except as set forth in the Time of Sale Information.

      (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Information (i) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information,
          (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Information, the effect of which, in any such case described in clause (i) or (ii) above, is, in the judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Information.

      (j) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or the Underlying Securities or materially and adversely affect or be likely to materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or the Underlying Securities or materially and adversely affect or be likely to materially and adversely affect the business or operations of the Company.

      (k) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of any of the Company's debt securities.

      (l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq Stock Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Initial Purchaser, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Information and the Offering Circular.

      (m) The Initial Purchaser shall have received a counterpart of the Registration Rights Agreement which shall have been executed and delivered by a duly authorized officer of the Company.

      (n) The Indenture shall have been duly executed and delivered by the Company and the Trustee, and the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

      (o) The Securities shall have been approved by the NASD for trading in the PORTAL Market.

      (p) No consent, approval, authorization or order of, or filing, notification or registration with, Nasdaq shall be required for the listing and trading of the Underlying Securities on the Nasdaq which has not been filed or submitted, copies of which shall have been provided to counsel for the Initial Purchaser.

      (w) The waiver and consent relating to the offer, sale and issuance of the Securities received by the Company from the lenders under its credit facility shall not have been modified and shall be in full force and effect.

      (q) The Securities shall be eligible for clearance and settlement through the DTC.

      (r) The Initial Purchaser shall have received the written agreements, substantially in the form of Annex C hereto, of the officers and directors of the Company listed in Annex B to this Agreement.

      (s) All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchaser.

          7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company shall indemnify and hold harmless the Initial Purchaser, its officers, employees, representatives and agents and each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act (collectively the "Initial Purchaser Indemnified Parties" and, each an "Initial Purchaser Indemnified Party") against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Initial Purchaser Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Information or the Offering Circular or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Time of Sale Information or the Offering Circular or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and shall reimburse each Initial Purchaser Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the Time of Sale Information or the Offering Circular or any such amendment or supplement made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchaser specifically for use therein, which information the parties hereto agree is limited to the Initial Purchaser's Information (as defined in Section 16). This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Initial Purchaser Indemnified Party.

      (b) The Initial Purchaser shall indemnify and hold harmless the Company and its respective officers, employees, representatives, agents, directors and each person, if any, who controls the Company within the meaning of the Securities Act (collectively the "Company Indemnified Parties" and each a "Company Indemnified Party") against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Information or the Offering Circular or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchaser specifically for use therein, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such parties in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided that the parties hereto hereby agree that such written information provided by the Initial Purchaser consists solely of the Initial Purchaser Information (as defined in Section 16). This indemnity agreement is not exclusive and will be in addition to any liability which the Initial Purchaser might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to the Company Indemnified Parties.

      (c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless
          (i) the employment thereof shall have been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party shall have failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Initial Purchaser, if the indemnified parties under this Section 7 consist of any Initial Purchaser Indemnified Party, or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a) and (b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. Subject to the provisions of
          Section 7(d) below, no indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

      (d) If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 7 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      (e) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchaser on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchaser on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Initial Purchaser with respect to the Securities purchased under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Initial Purchaser on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission; provided that the parties hereto agree that the written information furnished to the Company by or on behalf of the Initial Purchaser for use in any Preliminary Offering Circular, other Time of Sale Information or the Offering Circular consists solely of the Initial Purchaser Information (as defined in Section 16). The Company and the Initial Purchaser agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(e) shall be deemed to include, for purposes of this Section 7(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(e), the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed as contemplated by this Agreement exceeds the amount of any damages which the Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          8. TERMINATION. The obligations of the Initial Purchaser hereunder may be terminated by the Initial Purchaser, in its absolute discretion by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 6(i), 6(k) or 6(l) have occurred or if the Initial Purchaser shall decline to purchase the Securities for any reason permitted under this Agreement.

          9. REIMBURSEMENT OF INITIAL PURCHASER'S EXPENSES. If (a) this Agreement shall have been terminated pursuant to Section 8, (b) the Company shall fail to tender the Securities for delivery to the Initial Purchaser for any reason permitted under this Agreement, or (c) the Initial Purchaser shall decline to purchase the Securities for any reason permitted under this Agreement, then the Company shall reimburse the Initial Purchaser for the reasonable fees and expenses of the Initial Purchaser's counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by the Initial Purchaser in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Initial Purchaser.

          10. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          11. SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Initial Purchaser Indemnified Parties, and the indemnities of the Initial Purchaser shall also be for the benefit of the Company Indemnified Parties.

          12. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Initial Purchaser, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser, the Company or any person controlling any of them and shall survive delivery of and payment for the Securities.

          13. NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

      (a) if to the Initial Purchaser, shall be delivered or sent by mail, telex or facsimile transmission to Cowen and Company, LLC, 1221 Avenue of the Americas, New York, New York 10020, Attention: Graham Powis, Head of Equity Capital Markets (Fax: (646) 562-1249), with a copy to Cowen and Company, LLC, Attention: Legal Department - General Counsel (fax:
          (646) 562-1861);

      (b) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to LeCroy Corporation, 700 Chestnut Ridge Road, Chestnut Ridge, New York 10977, Attention: Sean O'Connor (Fax: (845) 425-8967).


          14. DEFINITION OF CERTAIN TERMS. For purposes of this Agreement, (a) "business day" means any day on which the Nasdaq is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

          15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          16. INITIAL PURCHASER INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Initial Purchaser Information consists solely of the following information in the Time of Sale Information and the Offering Circular: the statements concerning the Initial Purchaser contained in (i) the first sentence of fourth paragraph under the heading "Plan of Distribution" (which sentence begins "We have been advised that the initial purchaser. . .") and (ii) the first sentence of the tenth paragraph under the heading "Plan of Distribution" (which sentence begins "In order to facilitate this offering. . .").

          17. ABSENCE OF FIDUCIARY RELATIONSHIP. The Company acknowledges and agrees that:

      (a) the Initial Purchaser's responsibility to the Company is solely contractual in nature, and the Initial Purchaser has been retained solely to act as initial purchaser in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company and the Initial Purchaser has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Initial Purchaser has advised or is advising the Company on other matters;

      (b) the price of the Security set forth in this Agreement was established by the Company following discussion and arms-length negotiations with the Initial Purchaser, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transaction contemplated by this Agreement;

      (c) it has been advised that the Initial Purchaser and its affiliates are engaged in a broad range of transactions which may involve interest that differ from those of the Company and that the Initial Purchaser has no obligation to disclose such interests and transaction to the Company by virtue of any fiduciary, advisory or agency relationship; and

      (d) it waives, to the fullest extent permitted by law, any claims it any have against the Initial Purchaser for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Initial Purchaser shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

          18. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

          19. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Initial Purchaser.

          If the foregoing is in accordance with your understanding of the agreement by and between the Company and the Initial Purchaser, kindly indicate your acceptance in the space provided for that purpose below.


                                      Very truly yours,

                                      LECROY CORPORATION


                                      By: /s/ Sean O'Connor
                                      -----------------------------------------
                                          Name: Sean O'Connor
                                          Title: Vice President of Finance and
                                          Chief Financial Officer





Accepted as of
the date first above written:

COWEN AND COMPANY, LLC


By: /s/ Graham A. Powis
   ---------------------------------
    Name: Graham A. Powis
    Title: Managing Director and Head of Equity Capital Markets

                                    EXHIBIT 1
                       Additional Time of Sale Information

1. Pricing Term Sheet, dated October 5, 2006, as attached hereto.

                                     ANNEX A


                      Form of Registration Rights Agreement

                                     ANNEX B

                         List of Signatories to Lock-Up

                               Thomas H. Reslewic
                                R. Scott Bausback
                                Sean B. O'Connor
                                 David C. Graef
                              Carmine J. Napolitano
                               Conrad J. Fernandes
                              Charles A. Dickinson
                               Robert E. Anderson
                                Walter O. LeCroy
                               Norman R. Robertson
                               William G. Scheerer
                             Allyn C. Woodward, Jr.

                                     ANNEX C
                            Form of Lock-Up Agreement

                                                              [Date]

COWEN AND COMPANY, LLC
1221 Avenue of the Americas
New York, New York 10020

Re: LeCroy Corporation

Ladies and Gentlemen:

Dear Sirs:

         This Agreement is being delivered to you in connection with the proposed Purchase Agreement (the "Purchase Agreement") between LeCroy Corporation, a Delaware corporation (the "Company") and Cowen and Company, LLC ("Cowen"), and the other parties thereto (if any), relating to the proposed offering by the Company of up to $60,000,000 principal amount of its Convertible Senior Notes Due 2026 (the "Securities"), such Securities to be convertible into shares of Company common stock, $0.01 par value (the "Common Stock").

         In order to induce you to enter into the Purchase Agreement, and in light of the benefits that the offering of the Securities will confer upon the undersigned in its capacity as a securityholder and/or an officer, director or employee of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Cowen that, during the period beginning on and including the date of the Purchase Agreement through and including the date that is the 90th day after the date of the Purchase Agreement (the "Lock-Up Period"), the undersigned will not, without the prior written consent of Cowen, directly or indirectly,

         (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such shares, the "Beneficially Owned Shares")) or securities convertible into or exercisable or exchangeable in Common Stock, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable in Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (iii) engage in any short selling of the Common Stock.

         If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the Lock-Up Period shall be extended and the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

         The restrictions set forth in the immediately preceding paragraph shall not apply to:

                  (1) if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned's immediate family, (b) by will or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity or educational institution,

                  (2) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any shareholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value, and

                  (3) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned's capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned's assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value;

provided, however, that in the case of any transfer described in clause (1), (2) or (3) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to Cowen, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to "immediate family" in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to Cowen, and (B) if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of shares of Common Stock or Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares during the Lock-Up Period (as the same may be extended as described above), the undersigned shall include a statement in such report to the effect that, in the case of any transfer pursuant to clause (1) above, such transfer is being made as a gift or by will or intestate succession or, in the case of any transfer pursuant to clause (2) above, such transfer is being made to a shareholder, partner or member of, or owner of a similar equity interest in, the undersigned and is not a transfer for value or, in the case of any transfer pursuant to clause (3) above, such transfer is being made either (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned's capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned's assets or (b) to another corporation, partnership, limited liability company or other business entity that is an affiliate of the undersigned and such transfer is not for value. For purposes of this paragraph, "immediate family" shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and "affiliate" shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

         The undersigned further agrees that (i) it will not, during the Lock-Up Period (as the same may be extended as described above), make any demand or request for or exercise any right with respect to the registration under the Securities Act of 1933, as amended, of any shares of Common Stock or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or other Beneficially Owned Shares, and (ii) the Company may, with respect to any Common Stock or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or other Beneficially Owned Shares owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as described above). In addition, the undersigned hereby waives, from the date hereof until the expiration of the 90 day period following the date of the Purchase Agreement and any extension of such period pursuant to the terms hereof, any and all rights, if any, to request or demand registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

         The undersigned acknowledges and agrees that whether or not any offering of Securities actually occurs depends on a number of factors, including market conditions.



             Very truly yours,


              --------------------------------------------------
             (Name of Stockholder - Please Print)

              --------------------------------------------------
             (Signature)

              --------------------------------------------------
             (Name of Signatory if Stockholder is an entity - Please Print)

              --------------------------------------------------
             (Title of Signatory if Stockholder is an entity - Please Print)

             Address:    ---------------------------------------
                         ---------------------------------------
                         ---------------------------------------

                                     ANNEX D

                      FORM OF FISH & RICHARDSON, PC OPINION

      (i) The Company and each of its U.S. Subsidiaries have been duly incorporated or organized, as the case may be, and are validly existing as business entities in good standing [language should mirror good standing certificates received from the states; provided that such counsel may rely solely on such certificate with regards to due incorporation] under the laws of their respective jurisdictions of incorporation or organization, and, based on such counsel's review of good standing certificates (or the applicable jurisdiction's functional equivalent thereof) for each jurisdiction identified to such counsel by the Company as ones in which such respective entity is actively conducting business, are duly qualified to do business and are in good standing as foreign business entities in each such jurisdiction, and have the requisite corporate or other entity power and authority to own or hold their respective properties and to conduct the respective business in which such entities are engaged, except where the failure to so qualify or have such power or authority would not have, singularly or in the aggregate, a Material Adverse Effect.

     (ii) The Company has an authorized capitalization as set forth in the Time of Sale Information and the Offering Circular, and the issued shares of capital stock of the Company conform to the description thereof contained in the Time of Sale Information and the Offering Circular.

    (iii) This Agreement has been duly authorized, executed and delivered by the Company.

     (iv) The Indenture has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law); the Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the applicable rules and regulations thereunder; the Securities have been duly authorized, executed and issued by the Company and assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with this Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and entitled to the benefits of the Indenture; the Underlying Securities initially issuable upon conversion of the Securities have been duly authorized and reserved for issuance and, when issued and delivered in accordance with the terms of the Indenture, will be validly issued, fully paid and non-assessable; the issuance of the Underlying Securities in accordance to the Indenture will not be subject to any preemptive right or, to the best of our knowledge, any similar right that entitles any person to acquire any shares from the Company upon issuance thereof, under the charter or bylaws of the Company, the Delaware General Corporation Law or any of the Material Agreements.

      (v) The Company has full right, power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken.

     (vi) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and the Registration Rights Agreement constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and except to the extent that the indemnification provisions thereof may be unenforceable.

    (vii) The statements made in the Time of Sale Information and the Offering Circular under the caption "Description of the Notes," "Certain Indebtedness" and "Description of Capital Stock," insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

   (viii) The issue and sale of the Securities by the Company and the compliance by the Company with all of the provisions of each of the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject which are listed on a schedule to the opinion and that have been identified to such counsel as all the agreements and instruments that are material to the business or financial condition of the Company, (ii) result in any violation of the charter, by-laws or other organizational documents of the Company or of any of its subsidiaries or (iii) result in any violation of any federal, New York, Delaware General Corporation Law or California statute or regulation of a non-judicial governmental agency or body or any order or ruling known to such counsel of any court having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the case of clauses
          (i) and (iii) for such breaches, violations or defaults which would not, singularly or in the aggregate, have a Material Adverse Effect.

     (ix) Except (i) for such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Initial Purchaser and (ii) as expressly required pursuant to the Transaction Documents, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

      (x) The statements in the Time of Sale Information and the Offering Circular under the heading "United States Federal Income Tax Consequences" constitutes a fair and accurate summary of the material United States federal income tax consequences of the purchase, ownership, conversion or other disposition of the Securities and of the Common Stock received upon conversion of the Securities for investors who purchase the Securities pursuant to the Time of Sale Information and the Offering Circular.

     (xi) The description in the Time of Sale Information and the Offering Circular of statutes, legal or governmental proceedings and Material Agreements are accurate in all material respects.

    (xii) To such counsel's knowledge, neither the Company nor any of its U.S. Subsidiaries (i) is in violation of its charter or by-laws or other applicable organizational documents, (ii) is in default, and no event has occurred, which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets are subject or (iii) is in violation of any law, ordinance, governmental rule, regulation or court order or decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business except, in the case of clauses (ii) and (iii), for those defaults, violations or failures which, either individually or in the aggregate, would not have a Material Adverse Effect.

   (xiii) To such counsel's knowledge and other than as set forth in the Time of Sale Information and the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or asset of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, might have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and, to the best of such counsel's knowledge, no such proceedings are threatened by governmental authorities or threatened by others.

    (xiv) Assuming the accuracy of the representations, warranties and agreements of the Company and of the Initial Purchaser contained in this Agreement, no registration of the Securities under the Securities Act or qualification of the Indenture under the Trust Indenture Act is required in connection with the issuance and sale of the Securities by the Company and the offer, resale and delivery of the Securities by the Initial Purchaser in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Circular.

     (xv) Neither the Company nor any of its subsidiaries is an "investment company" within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder.

    (xvi) The Incorporated Documents (other than the financial statements or other financial data, as to which such counsel need express no opinion), when it was filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.


      Such counsel shall also have furnished to the Initial Purchaser a written statement, addressed to the Initial Purchaser and dated the Closing Date, in form and substance satisfactory to the Initial Purchaser, to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Time of Sale Information and the Offering Circular and (y) based on such counsel's examination of the Time of Sale Information and the Offering Circular and such counsel's investigations made in connection with the preparation of the Time of Sale Information and the Offering Circular and "conferences with certain officers and employees of and with auditors for and counsel to the Company", that nothing has come to the attention of such counsel that leads such counsel to believe that the Time of Sale Information, as of the Applicable Time, and the Offering Circular or any amendment or supplement thereto, as of the date thereof and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Time of Sale Information and the Offering Circular.

The foregoing opinions and statements may also be qualified by statements to the effect that such counsel has not independently verified the accuracy, completeness or fairness of the statements contained in the Time of Sale Information and the Offering Circular and takes no responsibility therefor except to the extent set forth in the opinion described in clauses (vii), (x) and (xi) above.

                                     ANNEX E
                   FORM OF FROMMER LAWRENCE & HAUG LLP OPINION

         To the best of such counsel's knowledge, the Company owns valid and enforceable rights in all patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, trade names, domain names, domain name registrations, copyrights, licenses, inventions, trade secrets and rights required for the operation of its business (collectively, the "Intellectual Property"). To the best of such counsel's knowledge, and other than described in the Time of Sale Information and the Offering Circular (A) there are no third parties who have had any rights in the Intellectual Property that could preclude the Company from conducting its business as currently conducted or as presently contemplated to be conducted as described in the Time of Sale Information and the Offering Circular, (B) there are no pending or threatening actions, suits, proceedings, investigations or claims by others challenging the rights of any third party licensor, and (C) the Company has not and, to the extent any Intellectual Property is licensed to the Company, no third party licensor has, infringed, or received any notice of infringement of or conflict with, any rights of others with respect to the Intellectual Property.